UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 29, 2021

EXACT SCIENCES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35092	02-0478229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5505 Endeavor Lane
Madison, WI  53719
(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code:  (608) 284-5700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	EXAS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

1.01.                     Entry into a Material Definitive Agreement.

On November 29, 2021, Exact Sciences Corporation (the “Company”) and Pfizer Inc. (“Pfizer”) entered into an amendment (the “Amendment”) to the Amended & Restated Cologuard® Promotion Agreement effective October 6, 2020, by and between the Company and Pfizer (the “Promotion Agreement”).

The Amendment provides that after November 30, 2021, Pfizer will no longer promote the Company’s Cologuard colorectal cancer screening test (the “Product”) to health care providers. As reported on a Form 8-K filed by the Company on September 15, 2021, the Company recently hired approximately 400 former Pfizer sales representatives to promote the Product to health care providers.

The Amendment provides that the Company will pay Pfizer a total of $35,900,000 in three installments during the second, third, and fourth quarters of 2022. The Amendment eliminates the Company’s obligation to pay Pfizer royalties or other fees except for certain media fees, advertising fees, and any detail fees owed to Pfizer for promoting the Product prior to November 30, 2021.

Pursuant to the Promotion Agreement, as amended, Pfizer will continue to purchase certain advertising for the Product on behalf of the Company through the third quarter of 2022 and will provide support in transitioning responsibilities for purchasing such advertising to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXACT SCIENCES CORPORATION

Date: November 29, 2021	By:	/s/ Jeffrey T. Elliott
Jeffrey T. Elliott
Executive Vice President, Chief Financial Officer and Chief Operating Officer

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